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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

         New York                                            13-5375195
(Jurisdiction of incorporation                           (I.R.S. employer
or organization if not a U.S. national bank)                identification No.)

One State Street, New York, New York                         10004
(Address of principal executive offices)                     (Zip code)

                      LUIS PEREZ, ASSISTANT VICE PRESIDENT
                        IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, address and telephone number of agent for service)

                            Kimco Realty Corporation
              (Exact names of obligor as specified in its charter)

        Delaware                                             13-2744380
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                              identification No.)

3333 New Hyde Park Road, Suite 100
New Hyde Park, N.Y. 11042                                    11576
(Address of principal executive offices)                    (Zip code)

                             Senior Debt Securities
                         (Title of indenture securities)

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Item 1.                    General information

                           Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                                    New York State Banking
                                    Department
                                    Two Rector Street
                                    New York, New York

                                    Federal Deposit Insurance
                                    Corporation
                                    Washington, D.C.

                                    Federal Reserve Bank of New York
                                    Second District
                                    33 Liberty Street
                                    New York, New York

         (b) Whether it is authorized to exercise corporate trust powers.

                                                  Yes

Item 2.                    Affiliations with the Obligor.

                           If the obligor is an affiliate of the trustee, describe each such affiliation.

                           The obligor is not an affiliate of the trustee.

Item 13.                   Defaults by the Obligor.

                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                                  None

                                        2

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                  (b)      If the trustee is a trustee under another indenture
                           under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                                  None

Item 16.                   List of exhibits.

                           List below all exhibits filed as part of this statement of eligibility.

         *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

         *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

         *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          5.               Not Applicable

          6. The consent of United States institutional trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                        3

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                                      NOTE

         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

         Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

         Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                        4

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                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 2nd day of October, 1997.

                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:
                                       ------------------------------
                                          Luis Perez
                                          Assistant Vice President

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                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 2nd day of October, 1997.

                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:   /s/Luis Perez
                                       ------------------------------
                                          Luis Perez
                                          Assistant Vice President

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                                    Exhibit 6

                               CONSENT OF TRUSTEE

                  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with one or more issuance by Kimco Realty Corporation of its Senior Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:  /s/Luis Perez
                                       ------------------------------
                                       Luis Perez
                                       Assistant Vice President

Dated: October 2, 1997

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                                    Exhibit 6

                               CONSENT OF TRUSTEE

                  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with one or more issuance by Kimco Realty Corporation of its Senior Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:
                                       ------------------------------
                                            Luis Perez
                                            Assistant Vice President

Dated:   October 17, 1997

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                                    EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries

                           Report as of June 30, 1997

                                                                                                Dollar Amounts
                                                                                                 in Thousands
                                                                                                --------------
                                     ASSETS

Cash and balance due from depository institutions:

    Noninterest-bearing balances and currency and coin   .....................................  $       41,319
    Interest-bearing balances.................................................................  $      314,579

Securities:    Held-to-maturity securities....................................................  $      180,111
               Available-for-sale securities..................................................  $       47,600

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:

    Federal Funds sold and Securities purchased under agreements to resell....................  $      694,859

Loans and lease financing receivables:

    Loans and leases, net of unearned income.................................  $  1,955,686
    LESS: Allowance for loan and lease losses................................  $     62,876
    LESS: Allocated transfer risk reserve....................................  $        -0-
    Loans and leases, net of unearned income, allowance, and reserve..........................  $    1,892,810

Trading assets held in trading accounts.......................................................  $          603

Premises and fixed assets (including capitalized leases)......................................  $        3,709

Other real estate owned.......................................................................  $          202

Investments in unconsolidated subsidiaries and associated companies...........................  $          -0-

Customers' liability to this bank on acceptances outstanding..................................  $           81

Intangible assets.............................................................................  $          -0-

Other assets..................................................................................  $       67,092



TOTAL ASSETS..................................................................................  $    3,242,965

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                                   LIABILITIES

Deposits:

    In domestic offices.......................................................................  $    1,694,675
        Noninterest-bearing .................................................  $    263,641
        Interest-bearing ....................................................  $  1,431,034

    In foreign offices, Edge and Agreement subsidiaries, and IBFs.............................  $    1,121,075
        Noninterest-bearing .................................................  $     17,535
        Interest-bearing ....................................................  $  1,103,540

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:

    Federal Funds purchased and Securities sold under agreements to
    repurchase................................................................................  $       25,000

Demand notes issued to the U.S. Treasury......................................................  $       60,000

Trading Liabilities...........................................................................  $          140

Other borrowed money:

    a) With a remaining maturity of one year or less..........................................  $       38,369
    b) With a remaining maturity of more than one year........................................  $        1,763
    c) With a remaining maturity of more than three years.....................................  $        2,242

Bank's liability on acceptances executed and outstanding......................................  $           81

Subordinated notes and debentures.............................................................  $          -0-

Other liabilities.............................................................................  $       69,908


TOTAL LIABILITIES.............................................................................  $    3,013,253

Limited-life preferred stock and related surplus..............................................  $          -0-


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus................................................  $           -0-

Common stock.................................................................................  $        29,649


Surplus (exclude all surplus related to preferred stock).....................................  $       217,008

Undivided profits and capital reserves.......................................................  $       (17,000)

Net unrealized gains (losses) on available-for-sale securities...............................  $            55

Cumulative foreign currency translation adjustments..........................................  $           -0-


TOTAL EQUITY CAPITAL.........................................................................  $       229,712

TOTAL LIABILITIES AND EQUITY CAPITAL.........................................................  $     3,242,965